FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 16, 2002
                                                          --------------



                            GREATER COMMUNITY BANCORP

             (Exact name of registrant as specified in its charter)





    NEW JERSEY                         01-14294                   22-2545165
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     (State of other           (Commission                 (IRS Employer
      jurisdiction of            File No.)                  Identification No.)
      incorporation)



         55 UNION BOULEVARD, TOTOWA, NJ                                07512
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(Address of principal executive offices)                            (Zip Code)




Registrant's telephone number, including area code: 973-942-1111




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         (Former name or former address, if changed since last report)

Item 5.  Other Events


     On April 16, 2002, George E. Irwin, President and CEO of Greater Community Bancorp, announced that the net income increased by 48% for the quarter ended March 31, 2002 to $2.1 million from $1.4 million in the first three months of 2001 excluding $194,000 for the amortization of goodwill. Diluted earnings per share were $0.30 in 2002 compared to $0.21 in 2001 excluding $.03 per share diluted for amortization of goodwill, an increase of 43%. All per share results were adjusted for a 5% stock dividend paid on July 31, 2001. The diluted earnings per share were positively impacted by gains realized on the sale of equity investment securities which accounted for $.03 per share for the first three months of 2002.

     During the three month period ended March 31, 2002, the Company provided $221,000 for loan losses compared to $204,000 in the first quarter 2001. The Company's current allowance for loan losses is $6.3 million or 1.58% of total loans.

     Total assets at March 31, 2002 were $669.9 million compared to $609.6 million at March 31, 2001. Deposits were $491.1 million and $445.6 million for the two dates, respectively.

     Greater Community Bancorp is the holding company for Greater Community Bank, Bergen Commercial Bank, Rock Community Bank. In addition it is the parent company of Greater Community Financial, LLC, a full service securities broker-dealer.

     Also, on April 16, 2002, John L. Soldoveri, Chairman of Greater Community Bancorp, announced that the Board of Directors had declared a 5% stock dividend on the company's common stock. The additional shares will be issued on July 31, 2002 to shareholders of record on July 12, 2002.

Item 7.  Financial Statements and Exhibits.

  (c)    Exhibits.  The following exhibit is being filed with this Report and is attached hereto:

                        99.1 Press Release issued April 16, 2002 relating to the announcement of the first quarter 2002 earnings.

                        99.2 Press Release issued April 16, 2002 relating to the announcement of 5% stock dividend on company's outstanding common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            GREATER COMMUNITY BANCORP
                                            --------------------------
                                            (Registrant)




Date: May 2, 2002                           /s/ Naqi A. Naqvi
      ------------                          ---------------------------
                                            (Signature)
                                             NAQI A. NAQVI
                                             VICE PRESIDENT AND TREASURER

                                  EXHIBIT 99.1
                            GREATER COMMUNITY BANCORP
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com


                              FOR IMMEDIATE RELEASE
                                                      CONTACT:  George E. Irwin
                                                                President & CEO
                                                          (973) 942-1111 X 1018
                                                                  SYMBOL:  GFLS


     Totowa, New Jersey, April 16, 2002 - Net income at Greater Community Bancorp for the first three months of 2002 was $2.1 million, an increase of 48% over the $1.4 million reported for the first quarter of 2001 excluding $194,000 for the amortization of goodwill. Diluted earnings per share were $.30 for the period ended March 31, 2002 compared to $.21 for the same period of 2001 excluding $.03 per share diluted for goodwill amortization, an increase of 43%. All per share results have been adjusted to reflect the 5% stock dividend paid on July 31, 2001. The diluted earnings per share results were positively impacted by gains realized on the sale of equity investment securities which accounted for $.03 per share for the first three months of 2002.

     During the three month period ended March 31, 2002, the Company provided $221,000 for loan losses compared to $204,000 for the same period in 2001. The Company's current allowance is $6.3 million or 1.58% of total loans.

     Assets at Greater Community Bancorp grew to $669.9 million at March 31, 2002 compared to $609.6 million at March 31, 2001. Deposits grew to $491.1 million from $445.6 million a year ago.

     Greater Community, a holding company, has three bank subsidiaries, Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. In addition it is the parent company of Greater Community Financial, LLC, a full service securities broker-dealer.

                                  EXHIBIT 99.2
                            GREATER COMMUNITY BANCORP
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com





                              FOR IMMEDIATE RELEASE

                                                      CONTACT: GEORGE E. IRWIN
                                                               PRESIDENT & CEO
                                                         (973) 942-1111 X 1018
                                                                  SYMBOL: GFLS


     Totowa, NJ, April 16, 2002, John L. Soldoveri, Chairman of Greater Community Bancorp, announced today that the Board of Directors had declared a 5% stock dividend on the company's common stock. The additional shares will be issued July 31, 2002 to stockholders of record on July 12, 2002.